Exhibit 4.16

SECOND SUPPLEMENTAL INDENTURE

dated as of July 9, 2008

between

RITE AID CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as successor trustee to The Bank of New York Trust Company, N.A.

to the

INDENTURE

dated as of February 21, 2007

between

RITE AID CORPORATION

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

8.625% Senior Notes due 2015

THIS SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of July 9, 2008, among Rite Aid Corporation, a Delaware corporation (the “Company”), each of the subsidiary guarantors of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor Trustee, under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered an indenture dated as of February 21, 2007, as amended by the First Supplemental Indenture thereto, dated as of June 4, 2007 (such supplemental indenture, the “First Supplemental Indenture” and the indenture as amended by the First Supplemental Indenture, the “Indenture”), between the Company, each of the Subsidiary Guarantors and the Trustee, pursuant to which the Company has issued its 8.625% Senior Notes due 2015 (the “Notes”) and the Subsidiary Guarantors have provided subsidiary guarantees (the Notes together with the subsidiary guarantees, the “Securities”);

WHEREAS, Section 9.01(1) of the Indenture provides that, subject to certain conditions, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities without notice to or consent of any Holder to cure any ambiguity, omission, defect or inconsistency;

WHEREAS, the Company and each of the Subsidiary Guarantors are undertaking to execute and deliver this Second Supplemental Indenture to cure an omission and defect in Section 4.03(2)(s) of the Indenture and to cure a defect in Schedule I to the First Supplemental Indenture; and

WHEREAS, the Board of Directors of the Company and the Boards of Directors, Boards of Managers or Partners of the Subsidiary Guarantors have authorized and approved the execution and delivery of this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.01           Amendments to the Indenture.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

ARTICLE II

AMENDMENTS AND WAIVERS

Section 2.01           Amendments to Section 4.03(2)(s).  Section 4.03(2)(s) is amended in its entirety to read as follows:

(s) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this section 4.03 and clauses (a), (c), (d), (e), (k), (m) and (q) above; and

Section 2.02           Amendment to the Indenture.  The Indenture is hereby amended by replacing Schedule 1 of the First Supplemental Indenture with the corrected Schedule 1 attached hereto.

Section 2.03           Effect of Amendments.  For the avoidance of doubt, from and after the effectiveness of this Second Supplemental Indenture, all references to the Subsidiary Guarantors in the Indenture shall mean the Subsidiary Guarantors as defined in the Indenture, but shall not include PJC Essex Realty LLC, PJC Norwich Realty LLC and PJC Peterborough Realty II LLC.

ARTICLE III

MISCELLANEOUS

Section 3.01           Ratification of Indenture; Second Supplemental Indenture Part of Indenture.  (i)  Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Second Supplemental Indenture, then the terms and conditions of this Second Supplemental Indenture shall prevail.

(ii)           This Second Supplemental Indenture shall become effective upon its execution and delivery by the Company, the Subsidiary Guarantors and the Trustee.

(iii)          The Notes include certain of the foregoing provisions from the Indenture.  Upon the operative date of this Second Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

Section 3.02           Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03           Trustee Makes No Representation.

The recitals contained herein are those of the Company and the Subsidiary Guarantors and not the Trustee, and the Trustee assumes no responsibility for the correctness of same.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.  All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Second Supplemental Indenture.

Section 3.04           Counterparts.

The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.05           Effect of Headings.

The section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

RITE AID CORPORATION

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
Secretary and General Counsel

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Authorized Person

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:	/s/ D.G. Donovan
	Name:	D.G. Donovan
	Title:	Vice President

SCHEDULE I

Subsidiary Guarantors

1515 West State Street Boise, Idaho, LLC

Ann & Government Streets- Mobile, Alabama, LLC

Brooks Pharmacy, Inc.

Central Avenue and Main Street-Petal, MS, LLC

Eagle Managed Care Corp.

Eckerd Corporation

EDC Licensing, Inc.

Eighth and Water Streets-Urichsville, Ohio, LLC

Genovese Drug Stores, Inc.

JCG (PJC) USA, LLC

JCG Holdings (USA), Inc.

K&B, Incorporated

Maxi Drug North, Inc.

Maxi Drug South, L.P.

Maxi Drug, Inc.

Munson & Andrews, LLC

Name Rite, L.L.C.

P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.

Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC

PJC Dorchester Realty LLC

PJC East Lyme Realty LLC

PJC Haverhill Realty LLC

PJC Hermitage Realty LLC

PJC Hyde Park Realty LLC

PJC Lease Holdings, Inc.

PJC Manchester Realty LLC

PJC Mansfield Realty LLC

PJC New London Realty LLC

PJC Peterborough Realty LLC

PJC Providence Realty LLC

PJC Realty N.E. LLC

PJC Revere Realty LLC

PJC Special Realty Holdings, Inc.

Rite Aid Drug Palace, Inc.

Rite Aid Hdqtrs. Corp.

Rite Aid Hdqtrs. Funding, Inc.

Rite Aid Services, L.L.C.

Rite Aid of Delaware, Inc.

Rite Aid of New York, Inc.

Rite Aid Rome Distribution Center, Inc.

Rite Aid Realty Corp.

Rite Aid Transport, Inc.

Rite Fund, Inc.

Rite Investments Corp.

Rx Choice, Inc.

Silver Springs Road-Baltimore, Maryland/One, LLC

Silver Springs Road-Baltimore, Maryland/Two, LLC

State & Fortification Streets-Jackson, Mississippi, LLC

State Street and Hill Road-Gerard, Ohio, LLC

The Jean Coutu Group (PJC) USA, Inc.

Thrift Drug Services, Inc.

Thrift Drug, Inc.

Tyler and Sanders Roads, Birmingham-Alabama, LLC

112 Burleigh Avenue Norfolk, LLC

1740 Associates, LLC

3581 Carter Hill Road-Montgomery Corp.

4042 Warrensville Center Road-Warrensville Ohio, Inc.

5277 Associates, Inc.

537 Elm Street Corp.

5600 Superior Properties, Inc.

657-659 Broad St. Corp.

764 South Broadway-Geneva, Ohio, LLC

Apex Drug Stores, Inc.

Broadview and Wallings-Broadview Heights Ohio, Inc.

Eckerd Fleet, Inc.

EDC Drug Stores, Inc.

England Street-Asheland Corporation

Fairground, L.L.C.

GDF, Inc.

Gettysburg and Hoover-Dayton, Ohio, LLC

Harco, Inc.

K&B Alabama Corporation

K&B Louisiana Corporation

K&B Mississippi Corporation

K&B Services, Incorporated

K&B Tennessee Corporation

K&B Texas Corporation

Keystone Centers, Inc.

Lakehurst and Broadway Corporation

Maxi Green, Inc.

Mayfield & Chillicothe Roads-Chesterland, LLC

MC Woonsocket, Inc.

Northline & Dix-Toledo-Southgate, LLC

P.J.C. of West Warwick, Inc.

Patton Drive and Navy Boulevard Property Corporation

PDS-1 Michigan, Inc.

Perry Distributors, Inc.

Perry Drug Stores, Inc.

PJC of Cranston, Inc.

PJC of East Providence, Inc.

PJC of Massachusetts, Inc.

PJC of Rhode Island, Inc.

PJC of Vermont, Inc.

PJC Realty MA, Inc.

RDS Detroit, Inc.

Ram-Utica, Inc.

READ’s Inc.

Rite Aid of Alabama, Inc.

Rite Aid of Connecticut, Inc.

Rite Aid of Florida, Inc.

Rite Aid of Georgia, Inc.

Rite Aid of Illinois, Inc.

Rite Aid of Indiana, Inc.

Rite Aid of Kentucky, Inc.

Rite Aid of Maine, Inc.

Rite Aid of Maryland, Inc.

Rite Aid of Massachusetts, Inc.

Rite Aid of Michigan, Inc.

Rite Aid of New Hampshire, Inc.

Rite Aid of New Jersey, Inc.

Rite Aid of North Carolina, Inc.

Rite Aid of Ohio, Inc.

Rite Aid of Pennsylvania, Inc.

Rite Aid of South Carolina, Inc.

Rite Aid of Tennessee, Inc.

Rite Aid of Vermont, Inc.

Rite Aid of Virginia, Inc.

Rite Aid of Washington, D.C., Inc.

Rite Aid of West Virginia, Inc.

Seven Mile and Evergreen-Detroit, LLC

The Lane Drug Company

Thrifty Corporation

Thrifty PayLess, Inc.